Exhibit 99.1

Acreage Holdings Reports Third Quarter 2021 Results
Third consecutive quarter of positive Adjusted EBITDA*
New York, NY - November 10, 2021 - Acreage Holdings, Inc. (“Acreage”) (CSE: ACRG.A.U, ACRG.B.U), (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the third quarter of 2021 ending September 30, 2021 ("Q3 2021").
Third Quarter 2021 Financial and Operational Highlights
(Unaudited)
•Consolidated revenue was $48.2 million, an increase of 52% year-over-year and 9% sequentially.
•Gross margin increased to 49% from 43% in Q3 2020.
•Net loss attributable to Acreage was $12.3 million, an improvement from a loss of $40.5 million in Q3 2020.
•Adjusted EBITDA* was $6.5 million, compared to $(6.9) million for Q3 2020. Adjusted EBITDA* as a percentage of consolidated revenue was 13.5% for the third quarter of 2021.
•Entered a definitive asset purchase and services agreement to divest the Company’s four Oregon retail dispensaries for total consideration of US $6.5 million.
•Rebranded two medical cannabis dispensaries in Connecticut to continue positioning the Company's multi-state retail stores under The Botanist brand.
•Subsequent to the quarter, Acreage completed the acquisition of cultivation, processing and retail operations in Ohio, establishing a market leadership position in the state.
Management Commentary
Peter Caldini, CEO of Acreage Holdings, said: “At the beginning of fiscal 2021, we introduced a refreshed strategy focused on our key priorities, which include delivering improved financial results and generating shareholder value. Our successes throughout 2021 are the culmination of these refocused efforts to drive profitability, strengthen the balance sheet, and accelerate growth in our core markets.”
Mr. Caldini continued, “Over the third quarter, we divested our retail assets in Oregon to reprioritize our operations and position our business to capitalize on growth opportunities in our growing core markets. This disciplined approach has delivered another solid quarter of financial performance, with sequential revenue growth, reduced operating expenses, and strong gross margins, resulting in a third consecutive quarter of positive Adjusted EBITDA.”
“With our latest acquisition of the Greenleaf group of companies, we have established a vertically integrated footprint in the rapidly growing Ohio market. This acquisition not only enhances our operational platform with high-quality cultivation, processing, and retail assets but will drive our financial performance from the fourth quarter onward. We are confident that the solid foundation we have built over the past year will position us for continued success as we close out the fiscal year and enter our next phase of growth in 2022.”

Q3 2021 Financial Summary
(in thousands)

	Three Months Ended September 30,		YoY% Change	Three Months Ended June 30, 2021	QoQ% Change
	2021	2020
Consolidated Revenue	$48,151	$31,742	52%	$44,217	9%
Gross Profit	23,803	13,475	77%	23,875	(0.3)%
% of revenue	49%	42%		54%
Total operating expenses	30,299	52,055	(42)%	30,632	(1)%
Net operating loss	(6,496)	(38,580)		(6,757)
Not loss attributable to Acreage	(12,297)	(40,548)		(2,553)
Adjusted EBITDA*	6,497	(6,883)		8,086	(20)%
Retail revenue for Q3 2021 was $30.8 million, an increase of $6.9 million or 29% compared to Q3 2020. The year-over-year growth was primarily driven by increased demand and production across various states, new store openings, and the consolidation of several Maine dispensary locations and their conversion to adult-use sales. The growth in retail revenue was slightly muted as a result of lower sales in the Oregon retail dispensaries and the sale of the Company’s Florida operations. Sequentially, retail revenue for Q3 2021 improved by $2.4 million or 8% compared to the second quarter of 2021.
Wholesale revenue for Q3 2021 was $17.1 million, an increase of $9.3 million or 119% compared to the third quarter of 2020. The year-over-year growth in wholesale revenue was primarily driven by increased capacity and maturing operations at the Company's Pennsylvania, Massachusetts, and Illinois cultivation facilities, resulting in increased supply and improved product mix in each of the respective markets. Additionally, the Company’s wholesale operations in California, acquired in the second quarter of 2021, contributed to an increase in wholesale revenue in the third quarter. Sequentially, wholesale revenue for Q3 2021 improved by $1.5 million or 10% compared to the second quarter of 2021.
Total gross profit for Q3 2021 was $23.8 million, an increase of $10.3 million or 77% compared to Q3 2020. Growth in revenue and efficiencies achieved at Acreage’s production facilities drove the increase in gross profit. Total gross margin increased to 49% in Q3 2021 compared to 43% in the third quarter of 2020.
Total operating expenses for Q3 2021 decreased by $21.8 million or 42% to $30.3 million from Q3 2020. Total operating expenses for Q3 2021 includes a $2.3 million write-off of the capital assets at the Sewell, New Jersey locations, net of expected insurance recoveries, that were damaged by Hurricane Ida. Excluding equity-based compensation expenses, losses and write-downs, and depreciation and amortization expenses, all of which are non-cash in nature, total operating expenses for Q3 2020 decreased $17.6 million or 47% compared to the corresponding period of fiscal 2020.
Consolidated EBITDA* for the third quarter of 2021 was a loss of $1.3 million, an improvement compared to a consolidated EBITDA* loss of $38.3 million in the previous year's comparable period. Adjusted EBITDA* for the third quarter of 2021 was $6.5 million, an improvement compared to Adjusted EBITDA* loss of $6.9 million in the previous year’s comparable period. Adjusted EBITDA from core operations*, which excludes markets where the Company has entered into definitive agreements to exit and start-up ventures such as beverages and CBD, was $7.5 million, indicating the Company's core markets are still being impacted by its non-core operations.
Net loss attributable to Acreage for Q3 2021 was $12.3 million, a $28.3 million improvement compared to the third quarter of 2020. Revenue growth, gross margin improvements, operating expense reductions, and net gains on disposal of assets all contributed to the net income improvements and were somewhat offset by increases in depreciation and amortization expenses and interest charges.
Balance Sheet and Liquidity
The company ended the quarter with $29.5 million in cash and restricted cash. During Q3 2021, the Company entered into a definitive agreement and management services agreements to sell, upon regulatory approval, four retail dispensaries in Oregon for total consideration of $6.5 million, consisting of a $0.25 million cash payment at the time of signing and a 10-month secured promissory note.
Managed Services Agreements (MSA) Performance
In addition to operating corporately owned production and cultivation facilities and retail dispensaries, Acreage manages operations or provides consulting services on behalf of several third parties. During the third quarter of 2021, these managed entities generated net sales of $16.1 million, which was a decrease of $0.9 million or 6% compared to the third quarter of 2020, driven primarily by same-store sales growth that was offset by the acquisition and consolidation of various entities.
Managed entities generated EBITDA of $3.4 million for the third quarter of 2021, a decrease of $1.4 million compared to the third quarter of 2020.
Earnings Call
Management will host a conference call on November 11, 2021, at 10:00 a.m. ET to discuss the results in detail.

Webcast:	Click Here
Dial-in:	(833) 921-1669 (toll-free) or (236) 389-2667
Conference ID:	3398442
The webcast will be archived and can be accessed via Acreage’s website at investors.acreageholdings.com
About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, premium brand Superflux in Illinois and Ohio, the highly recognizable Tweed brand, the Prime medical brand in Pennsylvania, the Innocent edibles brand in Illinois, and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.
For more information and documents related to the Acreage and Canopy Growth Corporation plan of arrangement, please visit: https://investors.acreageholdings.com/acreage-canopy-deal/

Forward Looking Statements And Non-GAAP Measures
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the Amended Arrangement, including the likelihood of completion thereof, the occurrence or waiver of the Triggering Event, the satisfaction or waiver of the closing conditions set out in the Arrangement Agreement and other statements with respect to the proposed transactions with Canopy Growth. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to financing and liquidity risks, and the risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, dated March 25, 2021 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available on the issuer profile of Acreage on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.
For more information, contact:
Steve Goertz
Chief Financial Officer
investors@acreageholdings.com
Courtney Van Alstyne
MATTIO Communications
ir@mattio.com

# # #

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
	September 30, 2021	December 31, 2020
US$ (thousands)	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$27,868	$32,542
Restricted cash	1,098	22,097
Inventory	33,520	23,715
Notes receivable, current	1,552	2,032
Assets held-for-sale	19,272	62,971
Other current assets	15,470	4,663
Total current assets	98,780	148,020
Long-term investments	38,921	34,126
Notes receivable, non-current	81,434	97,901
Capital assets, net	103,853	89,136
Operating lease right-of-use assets	22,349	17,247
Intangible assets, net	124,534	138,983
Goodwill	37,604	31,922
Other non-current assets	1,493	4,718
Total non-current assets	410,188	414,033
TOTAL ASSETS	$508,968	$562,053

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$25,317	$18,913
Taxes payable	27,378	14,780
Interest payable	1,444	3,504
Operating lease liability, current	1,525	1,492
Debt, current	16,377	27,139
Non-refundable deposits on sale	1,750	750
Liabilities related to assets held-for-sale	2,808	18,154
Other current liabilities	8,844	13,010
Total current liabilities	85,443	97,742
Debt, non-current	126,186	153,318
Operating lease liability, non-current	21,830	16,609
Deferred tax liability	27,024	34,673
Other liabilities	37	2
Total non-current liabilities	175,077	204,602
TOTAL LIABILITIES	260,520	302,344

Members' equity	234,922	241,031
Non-controlling interests	13,526	18,678
TOTAL MEMBERS’ EQUITY	248,448	259,709
TOTAL LIABILITIES AND MEMBERS' EQUITY	$508,968	$562,053

US GAAP Statements of Operations
US$ (thousands)	Q3'21	Q3'20	FY'21	FY'20
Retail revenue, net	$30,794	$23,914	$85,038	$61,362
Wholesale revenue, net	17,077	7,798	42,634	21,513
Other revenue, net	280	30	3,090	164
Total revenues, net	48,151	31,742	130,762	83,039
Cost of goods sold, retail	(16,279)	(14,134)	(43,412)	(37,004)
Cost of goods sold, wholesale	(8,069)	(4,133)	(19,049)	(11,395)
Total cost of goods sold	(24,348)	(18,267)	(62,461)	(48,399)
Gross profit	23,803	13,475	68,301	34,640

OPERATING EXPENSES
General and administrative	8,466	14,819	23,067	40,237
Compensation expense	10,699	8,306	32,236	30,740
Equity-based compensation expense	4,168	10,445	17,191	65,369
Marketing	583	46	992	1,514
Impairments, net	2,339	—	3,157	187,775
Loss on notes receivable	—	—	1,726	8,161
Write down (recovery) of assets held-for-sale	—	2,893	(8,616)	11,003
Legal settlements, net	—	14,150	322	14,150
Depreciation and amortization	4,044	1,396	9,670	4,888
Total operating expenses	30,299	52,055	79,745	363,837

Net operating income (loss)	(6,496)	(38,580)	(11,444)	(329,197)

OTHER INCOME (LOSS)
(Loss) income from investments, net	489	(433)	(777)	(195)
Interest income from loans receivable	1,067	1,606	4,125	5,083
Interest expense	(3,620)	(6,147)	(14,072)	(11,106)
Other income (loss), net	81	(656)	7,825	(853)

Total other (loss) income	(1,983)	(5,630)	(2,899)	(7,071)

Loss before income taxes	(8,479)	(44,210)	(14,343)	(336,268)

Income tax (expense) benefit	(5,579)	(3,826)	(11,661)	21,633

Net loss	(14,058)	(48,036)	(26,004)	(314,635)

Less: net loss attributable to non-controlling interests	(1,761)	(7,488)	(3,347)	(64,941)

Net loss attributable to Acreage Holdings, Inc.	$(12,297)	$(40,548)	$(22,657)	$(249,694)

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release contains tables that reconcile our results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to adjusted results that exclude the impact of certain items identified as affecting comparability (non-GAAP). We use EBITDA, adjusted EBITDA, adjusted EBITDA from core operations, adjusted net loss attributable to Acreage, same store sales trends, among other measures, to evaluate our actual operating performance and for planning and forecasting future periods. We believe the adjusted results presented provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, our reported results as indicators of our performance, and they may not be comparable to similarly named measures from other companies. The tables below reconcile our results of operations in accordance with GAAP to the adjusted results mentioned above:

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q3'21	Q3'20	FY'21	FY'20
Net loss (GAAP)	$(14,058)	$(48,036)	$(26,004)	$(314,635)
Income tax expense (benefit)	5,579	3,826	11,661	(21,633)
Interest expense (income), net	2,553	4,541	9,947	6,023
Depreciation and amortization	4,590	1,396	11,384	4,888
EBITDA (non-GAAP)*	$(1,336)	$(38,273)	$6,988	$(325,357)
Adjusting items:
Loss (income) from investments, net	(489)	433	777	195
Impairments, net	—	—	818	187,775
Loss on Sewell facility	2,339	—	2,339	—
Loss on notes receivable	—	—	1,726	8,161
Write down (recovery) of assets held-for-sale	—	2,893	(8,616)	11,003
Equity-based compensation expense	4,168	10,445	17,191	65,370
Legal settlements, net	—	14,150	322	14,150
Gain on business divestiture	(109)	—	(11,791)	—
Transaction costs	—	3,114	—	3,114
Other non-recurring expenses	1,924	355	6,425	9,605
Adjusted EBITDA (non-GAAP)*	$6,497	$(6,883)	$16,179	$(25,984)
EBITDA from beverage and CBD	539	—	2,014	—
EBITDA from businesses under definitive agreements to exit	498	—	2,192	—
Adjusted EBITDA from core operations (non-GAAP)*	$7,534	$(6,883)	$20,385	$(25,984)

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q3'21	Q3'20	FY'21	FY'20
Net loss attributable to Acreage Holdings, Inc. (GAAP)	$(12,297)	$(40,548)	$(22,657)	$(249,694)
Net loss per share attributable to Acreage Holdings, Inc. (GAAP)	$(0.11)	$(0.39)	$(0.21)	$(2.54)
Adjusting items:(1)
Loss (income) from investments, net	$(403)	$363	$639	$156
Impairments, net	—	—	672	150,220
Loss on Sewell facility	1,928	—	1,923	—
Loss on notes receivable	—	—	1,419	6,529
Write down (recovery) of assets held-for-sale	—	2,427	(7,082)	8,802
Equity-based compensation expense	3,436	8,763	14,131	52,295
Legal settlements, net	—	11,872	265	11,320
Gain on business divestiture	(90)	—	(9,692)	—
Transaction costs	—	2,613	—	2,491
Other non-recurring expenses	1,586	298	5,281	7,684
Tax impact of adjustments above	(33)	130	(5,549)	(24,648)
Total adjustments	$6,424	$26,466	$2,007	$214,849
Adjusted net loss attributable to Acreage Holdings, Inc. (non-GAAP)*	$(5,873)	$(14,082)	$(20,650)	$(34,845)
Adjusted net loss per share attributable to Acreage Holdings, Inc. (non-GAAP)*	$(0.05)	$(0.14)	$(0.19)	$(0.35)
Weighted average shares outstanding - basic and diluted	110,193	103,450	108,385	98,304
Weighted average NCI ownership %	17.57%	16.10%	17.80%	20.00%
(1) Adjusting items have been reduced by the respective non-controlling interest percentage for the period.